Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Second Quarter 2020 Financial Results

AUSTIN, Texas (Aug 5, 2020)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its second quarter ending June 30, 2020.

GAAP Results for the Second Quarter 2020

•Revenue for the second quarter of $97.6 million, up 26 percent year-over-year and up 6 percent from the previous quarter.

•GAAP gross margin for the second quarter of 45.5 percent, down from 48.4 percent for the prior-year quarter and up from 42.5 percent from the first quarter of 2020.

•GAAP net loss for the second quarter of $39.0 million, compared to GAAP net losses of $17.3 million for the prior-year quarter and $34.1 million from the first quarter of 2020.

Non-GAAP Results for the Second Quarter 2020

•Non-GAAP revenue for the second quarter of $98.9 million, up 27 percent year-over-year and up 5 percent from the previous quarter.

•Non-GAAP gross margin for the second quarter of 53.9 percent, up from 52.8 percent for the prior-year quarter and up from 53.1 percent for the first quarter of 2020.

•Adjusted EBITDA for the second quarter of $8.1 million, compared to $3.2 million for the prior-year quarter and negative $0.1 million for the first quarter of 2020.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“Despite general market uncertainty related to the COVID-19 pandemic, we had a solid quarter to close out the first half of the year,” said Matt Flake, CEO of Q2. “We were able to land several Tier 1 customers amidst a challenging buying environment, in addition to a record number of renewals for our digital banking business. I was pleased with our strong user growth in the quarter, which I believe is an encouraging sign that we’re well-equipped to continue operating in a remote model as long as is necessary. While we remain cautious in our second half outlook based on a typical seasonally slower third quarter and uncertainty around the ongoing challenges with the global pandemic and upcoming U.S. election, we have proven that we can continue to serve customers and grow our business as we work through these unprecedented challenges together.”

Second Quarter Highlights

•Signed a Tier 1 digital banking contract with an $11 billion bank on the West Coast for our retail and commercial solutions with an existing Centrix customer.

•Signed a new Tier 1 digital banking contract for our retail and commercial solutions with a $5 billion bank in the Midwest.

•Signed two new Tier 1 PrecisionLender contracts, including a $12 billion bank in the Midwest and a $10 billion bank in the Northeast.

•Signed a new Tier 1 Cloud Lending contract with a European bank, representing the largest EMEA deal in Cloud Lending’s history.

•Exited the second quarter with approximately 16.3 million registered users on the Q2 platform, representing 20 percent year-over-year and 6 percent sequential growth from the previous quarter.

•Completed registered common stock offering in May, raising net proceeds of more than $311 million.

“We are pleased to have delivered second quarter results, which exceeded the high end of our non-GAAP revenue and adjusted EBITDA guidance," said Jennifer Harris, CFO of Q2. "The revenue achievement was bolstered in part by the success-based fees associated with funded applications processed through our PPP solution in the quarter. We also ended the quarter with cash, cash equivalents and investments of $388.9 million as a result of the capital raise in the quarter, which we believe effectively positions us to capitalize on the long-term market opportunity."

Financial Outlook

As of August 5, 2020, Q2 Holdings is providing guidance for its third quarter of 2020 and revised guidance for its full-year 2020, which represents Q2 Holdings’ current estimates of the anticipated impacts of the COVID-19 pandemic on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes, unoccupied lease charges, partnership termination charges, and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its third quarter of 2020 as follows:

•Total Non-GAAP revenue of $102.0 million to $104.0 million, which would represent year-over-year growth of 28 percent to 30 percent.

•Adjusted EBITDA of $6.5 million to $7.5 million.

"Our overachievement during the quarter, combined with our proven ability to operate effectively in a remote environment and quickly develop and deliver services, like our PPP solution, to our customers provides us with the confidence to raise our full-year revenue and adjusted EBITDA guidance. As we move into the back half of the year, we will continue to exercise caution in spending while putting ourselves in a position to accelerate investments as our customers and prospects regain confidence in their purchasing decisions," said Harris.

Q2 Holdings is providing guidance for the full-year 2020 as follows:

•Total Non-GAAP revenue of $398.5 million to $402.5 million, which would represent year-over-year growth of 26 percent to 27 percent.

•Adjusted EBITDA of $21.0 million to $23.0 million, representing 5 percent to 6 percent of non-GAAP revenue for the year.

Conference Call Details

Date: August 6, 2020
Time: 8:30 a.m. EDT
Hosts: Matt Flake, CEO / Jennifer Harris, CFO
Conference ID: 7368366
Registration: http://www.directeventreg.com/registration/event/7368366

Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.q2.com/. An archived replay of the webcast will be available on this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and pro forma weighted-average diluted number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, unoccupied lease charges, partnership termination charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation amortization of acquired technology, acquisition-related costs, and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition-related costs, amortization of acquired technology, amortization of acquired intangibles, unoccupied lease charges, partnership termination charges, and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs. In the case of pro forma diluted weighted-average number of common shares outstanding, we adjust diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: the impacts of and uncertainty surrounding the COVID-19 pandemic on Q2 and its customers, and Q2’s response thereto; Q2’s ability to continue to operate in a remote model; seasonal impacts on the third quarter; uncertainty surrounding the upcoming election; Q2’s ability to continue to serve customers and grow its business; the transition to digital financial solutions and Q2’s market opportunity; Q2’s ability to quickly develop and deliver services; expected expenses in the latter half of 2020; Q2’s ability to position itself to accelerate investments as customers and prospects regain confidence; and, Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include the adverse impacts of the COVID-19 pandemic on Q2’s business operations and on global economic and financial markets, including on Q2’s customers, partners and suppliers and employees and business, as well as risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and fintechs and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and fintech customers; (c) the risk that Q2's increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2's market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period; (f) the risk that errors, interruptions or delays in Q2’s products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with data breaches and breaches of security measures within Q2's products, systems and infrastructure and the resultant harm to Q2's business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets and credit markets may have on Q2's customers and Q2's business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2's customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2’s business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2020 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling Q2 solutions internationally; and (t) the risk that Q2 debt repayment obligations may adversely affect its financial condition and cash flows from operations in the future and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Tiffany Francis	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
O: 737.236.3309	O: (512) 682-4463
tiffany.francis@q2.com	josh.yankovich@q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2020	December 31, 2019
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$376,257	$100,094
Restricted cash	3,464	3,468
Investments	12,687	32,325
Accounts receivable, net	33,585	22,442
Contract assets, current portion, net	1,049	872
Prepaid expenses and other current assets	8,862	6,354
Deferred solution and other costs, current portion	18,815	15,609
Deferred implementation costs, current portion	9,820	5,171
Total current assets	464,539	186,335
Property and equipment, net	50,298	39,252
Right of use assets	33,282	35,388
Deferred solution and other costs, net of current portion	31,328	29,220
Deferred implementation costs, net of current portion	15,686	15,848
Intangible assets, net	203,986	223,861
Goodwill	462,274	462,023
Contract assets, net of current portion and allowance	18,028	15,189
Other long-term assets	2,158	2,318
Total assets	$1,281,579	$1,009,434

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$42,860	$65,976
Deferred revenues, current portion	68,172	57,850
Lease liabilities, current portion	8,812	9,140
Total current liabilities	119,844	132,966
Convertible notes, net of current portion	435,880	424,784
Deferred revenue, net of current portion	33,089	32,954
Lease liabilities, net of current portion	33,707	36,079
Other long-term liabilities	11,567	3,239
Total liabilities	634,087	630,022

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	964,185	622,692
Accumulated other comprehensive income (loss)	(52)	14
Accumulated deficit	(316,646)	(243,299)
Total stockholders' equity	647,492	379,412
Total liabilities and stockholders' equity	$1,281,579	$1,009,434

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues (1)	$97,581	$77,646	$189,961	$148,942
Cost of revenues (2) (3)	53,203	40,052	106,310	77,236
Gross profit	44,378	37,594	83,651	71,706

Operating expenses:
Sales and marketing (2)	16,310	15,866	36,194	31,671
Research and development (2)	23,642	19,118	48,600	36,775
General and administrative (2)	17,203	14,079	36,313	27,939
Acquisition related costs (4)	1,127	1,977	(840)	4,695
Amortization of acquired intangibles	4,491	905	8,982	2,120
Partnership termination charges	13,244	—	13,244	—
Unoccupied lease charges (5)	668	—	668	—
Total operating expenses	76,685	51,945	143,161	103,200
Loss from operations	(32,307)	(14,351)	(59,510)	(31,494)
Other income (expense), net	(6,599)	(3,217)	(13,064)	(5,424)
Loss before income taxes	(38,906)	(17,568)	(72,574)	(36,918)
Benefit from (provision for) income taxes	(65)	237	(505)	276
Net Loss	$(38,971)	$(17,331)	$(73,079)	$(36,642)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale investments	108	97	(14)	210
Foreign currency translation adjustment	3	(22)	(52)	(10)
Comprehensive loss	$(38,860)	$(17,256)	$(73,145)	$(36,442)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.76)	$(0.39)	$(1.46)	$(0.83)
Weighted average common shares outstanding, basic and diluted	51,241	44,978	49,911	44,382

(1) Includes deferred revenue reduction from purchase accounting of $1.3 million and $2.8 million for the three and six months ended June 30, 2020, respectively.

(2) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenues	$1,904	$1,428	$5,312	$2,976
Sales and marketing	1,390	1,596	4,144	3,402
Research and development	3,109	2,473	6,879	4,485
General and administrative	4,380	4,072	8,984	7,602
Total stock-based compensation expense	$10,783	$9,569	$25,319	$18,465

(3) Includes amortization of acquired technology of $5.5 million and $1.9 million for the three months ended June 30, 2020 and 2019, respectively, and $10.9 million and $3.6 million for the six months ended June 30, 2020 and 2019, respectively.

(4) The six months ended June 30, 2020 includes a $2.9 million reduction to estimated contingent consideration as a result of the actual contingent consideration calculated as of the final measurement date of March 31, 2020.

(5) Unoccupied lease charges include costs related to the early exit from our California facilities, partially offset by anticipated sublease income from these facilities for the three and six months ended June 30, 2020.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2020	2019
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(73,079)	$(36,642)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	8,608	6,056
Depreciation and amortization	26,046	11,796
Amortization of debt issuance costs	945	545
Amortization of debt discount	10,177	5,230
Amortization of premiums on investments	83	183
Stock-based compensation expenses	26,065	19,040
Deferred income taxes	311	(347)
Other non-cash charges	940	(112)
Changes in operating assets and liabilities	(27,310)	(24,428)
Net cash used in operating activities	(27,214)	(18,679)
Cash flows from investing activities:
Net maturities of investments	19,556	34,196
Purchases of property and equipment	(14,775)	(10,864)
Purchases of intangible assets	—	(288)
Capitalization of software development costs	(398)	—
Net cash provided by investing activities	4,383	23,044
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	311,636	195,581
Proceeds from issuance of convertible notes, net of issuance costs	—	307,288
Purchase of capped call transactions	—	(40,765)
Proceeds from exercise of stock options to purchase common stock	4,216	8,422
Payment of contingent consideration	(16,862)	—
Net cash provided by financing activities	298,990	470,526
Net increase in cash, cash equivalents, and restricted cash	276,159	474,891
Cash, cash equivalents, and restricted cash, beginning of period	103,562	110,156
Cash, cash equivalents, and restricted cash, end of period	$379,721	$585,047

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP revenue	$97,581	$77,646	$189,961	$148,942
Deferred revenue reduction from purchase accounting	1,321	—	2,763	—
Non-GAAP revenue	$98,902	$77,646	$192,724	$148,942

GAAP gross profit	$44,378	$37,594	$83,651	$71,706
Stock-based compensation	1,904	1,428	5,312	2,976
Amortization of acquired technology	5,452	1,941	10,929	3,573
Acquisition related costs	233	71	491	71
Deferred revenue reduction from purchase accounting	1,321	—	2,763	—
Non-GAAP gross profit	$53,288	$41,034	$103,146	$78,326

Non-GAAP gross margin:
Non-GAAP gross profit	$53,288	$41,034	$103,146	$78,326
Non-GAAP revenue	98,902	77,646	192,724	148,942
Non-GAAP gross margin	53.9%	52.8%	53.5%	52.6%

GAAP sales and marketing expense	$16,310	$15,866	$36,194	$31,671
Stock-based compensation	(1,390)	(1,596)	(4,144)	(3,402)
Non-GAAP sales and marketing expense	$14,920	$14,270	$32,050	$28,269

GAAP research and development expense	$23,642	$19,118	$48,600	$36,775
Stock-based compensation	(3,109)	(2,473)	(6,879)	(4,485)
Non-GAAP research and development expense	$20,533	$16,645	$41,721	$32,290

GAAP general and administrative expense	$17,203	$14,079	$36,313	$27,939
Stock-based compensation	(4,380)	(4,072)	(8,984)	(7,602)
Non-GAAP general and administrative expense	$12,823	$10,007	$27,329	$20,337

GAAP operating loss	$(32,307)	$(14,351)	$(59,510)	$(31,494)
Deferred revenue reduction from purchase accounting	1,321	—	2,763	—
Partnership termination charges	13,244	—	13,244	—
Stock-based compensation	10,783	9,569	25,319	18,465
Acquisition related costs	1,361	2,048	(348)	4,766
Amortization of acquired technology	5,452	1,941	10,929	3,573
Amortization of acquired intangibles	4,491	905	8,982	2,120
Unoccupied lease charges	668	—	668	—
Non-GAAP operating income (loss)	$5,013	$112	$2,047	$(2,570)

GAAP net loss	$(38,971)	$(17,331)	$(73,079)	$(36,642)
Deferred revenue reduction from purchase accounting	1,321	—	2,763	—
Partnership termination charges	13,244	—	13,244	—
Stock-based compensation	10,783	9,569	25,319	18,465
Acquisition related costs	1,361	2,048	(348)	4,766
Amortization of acquired technology	5,452	1,941	10,929	3,573
Amortization of acquired intangibles	4,491	905	8,982	2,120
Unoccupied lease charges	668	—	668	—
Amortization of debt discount and issuance costs	5,632	3,227	11,122	5,774
Non-GAAP net income (loss)	$3,981	$359	$(400)	$(1,944)

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	51,241	44,978	49,911	44,382
Weighted-average effect of potentially dilutive shares	1,870	2,628	—	—
Pro forma diluted weighted-average number of common shares	53,111	47,606	49,911	44,382

Calculation of non-GAAP income (loss) per share:
Non-GAAP net income (loss)	$3,981	$359	$(400)	$(1,944)
Pro forma diluted weighted-average number of common shares	53,111	47,606	49,911	44,382
Non-GAAP net income (loss) per share	$0.07	$0.01	$(0.01)	$(0.04)

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(38,971)	$(17,331)	$(73,079)	$(36,642)
Depreciation and amortization	13,029	5,975	26,046	11,796
Stock-based compensation	10,783	9,569	25,319	18,465
(Benefit from) provision for income taxes	65	(237)	505	(276)
Interest (income) expense, net	6,584	3,173	12,859	5,351
Acquisition related costs	1,361	2,048	(348)	4,766
Unoccupied lease charges	668	—	668	—
Deferred revenue reduction from purchase accounting	1,321	—	2,763	—
Partnership termination charges	13,244	—	13,244	—
Adjusted EBITDA	$8,084	$3,197	$7,977	$3,460

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Guidance
(in thousands)

	Q3 2020 Guidance		Full Year 2020 Guidance
	Low	High	Low	High

GAAP Revenue	$101,055	$103,055	$394,150	$398,150
Deferred revenue reduction from purchase accounting	945	945	4,350	4,350
Non-GAAP revenue	$102,000	$104,000	$398,500	$402,500